                                                                    EXHIBIT 4.1


                                                                  EXECUTION COPY





                               DTI HOLDINGS, INC.

                                   as Issuer


                                      and


                             THE BANK OF NEW YORK,

                                    Trustee




                                   Indenture

                         Dated as of February 23, 1998



              $ 506,000,000 aggregate principal amount at Maturity

                      12 1/2% Senior Discount Notes due 2008
                  12 1/2% Series B Senior Discount Notes due 2008

                               DTI HOLDING, INC.

               Reconciliation and tie between Trust Indenture Act
                  and Indenture, dated as of February 23, 1998


Trust Indenture                             Indenture
  Act Section                                Section
---------------                             ---------
Section 310(a)(1)......................        607
           (a)(2)......................        607
           (b).........................        608
Section 312(c).........................        701
Section 314(a).........................        703
           (a)(4)......................       1004
           (c)(1)......................        102
           (c)(2)......................        102
           (e).........................        102
Section 315(b).........................        601
Section 316(a)(last sentence)..........        101 ("Outstanding")
           (a)(1)(A)...................        502, 512
           (a)(1)(B)...................        513
           (b).........................        508
           (c).........................        104(d)
Section 317(a)(1)......................        503
           (a)(2)......................        504
           (b).........................       1003
Section 318(a).........................        111

--------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               Table of Contents

                                                                                  Page
PARTIES.........................................................................     1
RECITALS OF THE COMPANY.........................................................     1

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions.......................................................     1
              Accreted Value....................................................     2
              Acquired Indebtedness.............................................     3
              Act...............................................................     3
              Affiliate.........................................................     3
              Agent Members.....................................................     4
              Asset Sale........................................................     4
              Attributable Value................................................     4
              Authenticating Agent..............................................     4
              Average Life......................................................     5
              Bankruptcy Law....................................................     5
              Board of Directors................................................     5
              Board Resolution..................................................     5
              Business Day......................................................     5
              Capital Stock.....................................................     5
              Capitalized Lease Obligation......................................     5
              Cash Equivalents..................................................     5
              Change of Control.................................................     6
              Commission........................................................     7
              Company...........................................................     7
              Company Request" or "Company Order................................     7
              Consolidated Adjusted Net Income..................................     7
              Consolidated Indebtedness to Consolidated Operating Cash Flow
                Ratio...........................................................     7
              Consolidated Interest Expense.....................................     8
              Consolidated Operating Cash Flow..................................     8
              Consolidated Tax Expense..........................................     9
              Corporate Trust Office............................................     9
              Currency Agreements...............................................     9
              Default...........................................................     9
              Defaulted Interest................................................     9
              Depositary........................................................     9

               Disinterested Director...........................................     9
               Dollar" or "$....................................................     9
               Event of Default.................................................     9
               Exchange Act.....................................................     9
               Exchange Notes...................................................     9
               Exchange Offer...................................................    10
               Exchange Offer Registration Statement............................    10
               Existing Subsidiaries............................................    10
               fair market value................................................    10
               Generally Accepted Accounting Principles" or "GAAP...............    10
               Global Notes.....................................................    10
               Guarantee........................................................    10
               Holder...........................................................    10
               Incur" or "incur.................................................    10
               Indebtedness.....................................................    10
               Indenture........................................................    11
               Initial Notes....................................................    11
               Interest Payment Date............................................    12
               Interest Rate Agreements.........................................    12
               Investment.......................................................    12
               Issue Date.......................................................    12
               Lien.............................................................    12
               Maturity.........................................................    12
               Moody's..........................................................    12
               Net Cash Proceeds................................................    13
               Non-Registration Opinion and Supporting Evidence.................    13
               Non-U.S. Person..................................................    13
               Note Register" and "Note Registrar...............................    13
               Notes............................................................    13
               Notes Registration Rights Agreement..............................    13
               Officers' Certificate............................................    14
               Offshore Global Note.............................................    14
               Offshore Note Exchange Date......................................    14
               Offshore Physical Note...........................................    14
               Opinion of Counsel...............................................    14
               Outstanding......................................................    14
               Participant......................................................    15
               Paying Agent.....................................................    15
               Permitted Holder.................................................    15
               Permitted Indebtedness...........................................    15
               Permitted Investments............................................    17
               Permitted Liens..................................................    18
               Person...........................................................    20

Physical Notes.............................................................   20
Place of Payment...........................................................   20
Predecessor Note...........................................................   20
Preferred Stock............................................................   20
Private Placement Legend...................................................   20
Public Equity Offering.....................................................   20
Purchase Money Indebtedness................................................   20
QIB........................................................................   21
Qualified Capital Stock....................................................   21
Redeemable Capital Stock...................................................   21
Registration Statement.....................................................   21
Regular Record Date........................................................   21
Regulation S...............................................................   21
Regulation S Certificate...................................................   21
Responsible Officer........................................................   21
Restricted Payment.........................................................   21
Restricted Subsidiary......................................................   22
Rule 144A Certificate......................................................   22
S&P........................................................................   22
Shelf Registration Statement...............................................   22
Significant Subsidiary.....................................................   22
Special Record Date........................................................   22
Stated Maturity............................................................   22
Subordinated Indebtedness..................................................   22
Subsidiary.................................................................   22
Tax........................................................................   22
Taxing Authority...........................................................   23
Telecommunications Assets..................................................   23
Telecommunications Business................................................   23
Trust Indenture Act" or "TIA...............................................   23
Trustee....................................................................   23
United States..............................................................   23
United States Dollar Equivalent............................................   23
Unrestricted Subsidiary....................................................   24
U.S. Global Note...........................................................   24
U.S. Government Securities.................................................   24
U.S. Physical Notes........................................................   24
Vice President.............................................................   25
Voting Stock...............................................................   25
Warrant Agreement..........................................................   25
Wholly Owned...............................................................   25
SECTION 102.  Compliance Certificates and Opinions.........................   25
SECTION 103.  Form of Documents Delivered to Trustee.......................   26

SECTION 104.  Acts of Holders ............................................... 26

SECTION 105.  Notices, etc., to Trustee and Company ......................... 28
SECTION 106.  Notice to Holders; Waiver ..................................... 28
SECTION 107.  Effect of Headings and Table of Contents ...................... 29
SECTION 108.  Successors and Assigns ........................................ 29
SECTION 109.  Separability Clause ........................................... 29
SECTION 110.  Benefits of Indenture ......................................... 29
SECTION 111.  Governing Law ................................................. 29
SECTION 112.  Legal Holidays ................................................ 29
SECTION 113.  Trust Indenture Act Controls .................................. 30
SECTION 114.  No Recourse Against Others .................................... 30

                                  ARTICLE TWO

                                   NOTE FORMS

SECTION 201.  Forms Generally ............................................... 30
SECTION 202.  Form of Trustee's Certificate of Authentication ............... 31
SECTION 203.  Restrictive Legends ........................................... 32
SECTION 204.  Form of Certificate to Be Delivered upon Termination of
              Restricted Period ............................................. 35

                                 ARTICLE THREE

                                   THE NOTES

SECTION 301.  Amount ........................................................ 36
SECTION 302.  Denominations ................................................. 36
SECTION 303.  Execution, Authentication, Delivery and Dating ................ 37
SECTION 304.  Temporary Notes ............................................... 38
SECTION 305.  Registration, Registration of Transfer and Exchange ........... 38
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes ................... 40
SECTION 307.  Payment of Interest; Interest Rights Preserved ................ 40
SECTION 308.  Persons Deemed Owners ......................................... 42
SECTION 309.  Cancellation .................................................. 42
SECTION 310.  Computation of Interest ....................................... 42
SECTION 311.  Book-Entry Provisions for Global Notes ........................ 43
SECTION 312.  Transfer Provisions ........................................... 44
SECTION 313.  [Reserved] .................................................... 52
SECTION 314.  Form of Regulation S Certificate .............................. 52
SECTION 315.  Form of Rule 144A Certificate ................................. 54
SECTION 316.  CUSIP Numbers ................................................. 55

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture........................ 55
SECTION 402.  Application of Trust Money..................................... 56


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default.............................................. 57
SECTION 502.  Acceleration of Maturity; Rescission and Annulment............. 58
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee 60
SECTION 504.  Trustee May File Proofs of Claim............................... 61
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes......... 62
SECTION 506.  Application of Money Collected................................. 62
SECTION 507.  Limitation on Suits............................................ 62
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
              Interest....................................................... 63
SECTION 509.  Restoration of Rights and Remedies............................. 63
SECTION 510.  Rights and Remedies Cumulative................................. 64
SECTION 511.  Delay or Omission Not Waiver................................... 64
SECTION 512.  Control by Holders............................................. 64
SECTION 513.  Waiver of Past Defaults........................................ 64
SECTION 514.  Waiver of Stay or Extension Laws............................... 65


                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.  Notice of Defaults............................................. 65
SECTION 602.  Certain Rights of Trustee...................................... 66
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Notes...... 67
SECTION 604.  May Hold Notes................................................. 68
SECTION 605.  Money Held in Trust............................................ 68
SECTION 606.  Compensation and Reimbursement................................. 68
SECTION 607.  Corporate Trustee Required; Eligibility........................ 69
SECTION 608.  Resignation and Removal; Appointment of Successor.............. 69
SECTION 609.  Acceptance of Appointment by Successor......................... 71
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business.... 71
SECTION 611.  Appointment of Authenticating Agent............................ 72

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 701.  Disclosure of Names and Addresses of Holders...................73
SECTION 702.  Reports by Trustee.............................................74
SECTION 703.  Reports by Company.............................................74


                                 ARTICLE EIGHT

    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, etc., Only on Certain Terms...........75
SECTION 802.  Successor Substituted..........................................76

                                  ARTICLE NINE

                      SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.............76
SECTION 902.  Supplemental Indentures with Consent of Holders................77
SECTION 903.  Execution of Supplemental Indentures...........................78
SECTION 904.  Effect of Supplemental Indentures..............................79
SECTION 905.  Conformity with Trust Indenture Act............................79
SECTION 906.  Reference in Notes to Supplemental Indentures..................79
SECTION 907.  Notice of Supplemental Indentures..............................79

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium, If Any, and Interest...........79
SECTION 1002.  Maintenance of Office or Agency...............................80
SECTION 1003.  Money for Notes Payments to Be Held in Trust..................80
SECTION 1004.  Corporate Existence...........................................82
SECTION 1005.  Payment of Taxes and Other Claims.............................82
SECTION 1006.  Maintenance of Properties.....................................82
SECTION 1007.  Statement by Officers As to Default...........................83
SECTION 1008.  Limitation on Indebtedness....................................83
SECTION 1009.  Limitation on Restricted Payments.............................84
SECTION 1010.  Limitation on Issuances and Sales of Capital Stock of
               Restricted Subsidiaries.......................................87
SECTION 1011.  Limitation on Transactions with Affiliates....................88

SECTION 1012.  Limitation on Liens.........................................   88
SECTION 1013.  Limitations on Issuances of Guarantees of Indebtedness
               by Restricted Subsidiaries..................................   89
SECTION 1014.  Purchase of Notes upon a Change of Control..................   89
SECTION 1015.  Limitation on Sale of Assets................................   91
SECTION 1016.  Limitation on Dividends and Other Payment Restrictions
               Affecting Restricted Subsidiaries...........................   93
SECTION 1017.  Limitation on Investments in Unrestricted Subsidiaries......   94
SECTION 1018.  Limitation on Sale-Leaseback Transactions...................   94
SECTION 1019.  Business of the Company.....................................   95
SECTION 1020.  Provision of Financial Statements and Reports...............   95
SECTION 1021.  Waiver of Certain Covenants.................................   95


                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

SECTION 1101.  Right of Redemption.........................................   96
SECTION 1102.  Redemption..................................................   96
SECTION 1103.  Applicability of Article....................................   97
SECTION 1104.  Election to Redeem; Notice to Trustee.......................   97
SECTION 1105.  Selection by Trustee of Notes to Be Redeemed................   97
SECTION 1106.  Notice of Redemption........................................   98
SECTION 1107.  Deposit of Redemption Price.................................   98
SECTION 1108.  Notes Payable on Redemption Date............................   99
SECTION 1109.  Notes Redeemed in Part......................................   99


                                 ARTICLE TWELVE

                                   [Reserved]

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Company's Option to Effect Defeasance or
               Covenant Defeasance.........................................  100
SECTION 1302.  Defeasance and Discharge....................................  100
SECTION 1303.  Covenant Defeasance.........................................  101
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.............  101
SECTION 1305.  Deposited Money and Government Securities to Be Held
               in Trust; Other Miscellaneous Provisions....................  103
SECTION 1306.  Reinstatement...............................................  103

     INDENTURE, dated as of February 23, 1998, between DTI HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Missouri (herein called the "Company"), having its principal office at 11111 Dorsett Road, St. Louis, Missouri 63043, and THE BANK OF NEW YORK, a New York banking corporation, Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of and issuance of its 12 1/2% Senior Discount Notes due 2008 (the "Initial Notes"), and its 12 1/2% Series B Senior Discount Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to, and shall be governed by the provisions of, the Trust Indenture Act that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

     All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

           (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date hereof; and

           (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Accreted Value" means, for any specified date (the "Specified Date") the amount calculated pursuant to clause (i), (ii), (iii) or (iv) below with respect to each $1,000 principal amount at Maturity of Securities:

           (i) if the Specified Date occurs on one or more of the following dates (each a "Semiannual Accrual Date"), the Accreted Value shall equal $543.92 on the Issue Date, and for any Semiannual Accrual Date thereafter, the amount set forth below:



Semiannual Accrual Date                     Accreted Value
September 1, 1998 ...........................   $579.48
March 1, 1999 ...............................    615.70
September 1, 1999 ...........................    654.18
March 1, 2000 ...............................    695.07
September 1, 2000 ...........................    738.51
March 1, 2001 ...............................    784.66
September 1, 2001 ...........................    833.71
March 1, 2002 ...............................    885.81
September 1, 2002 ...........................    941.18
March 1, 2003 ...............................  1,000.00




           (ii) if the Specified Date occurs before the first Semiannual Accrual Date, the Accreted Value shall equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semiannual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the date of the Indenture to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the date of the Indenture to the first Semiannual Accrual Date, using a 360-day year of twelve 30-day months;

           (iii) if the Specified Date occurs between two Semiannual Accrual Dates, the Accreted Value shall equal the sum of (A) the Accreted Value for the Semiannual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semiannual Accrual Date less the Accreted Value for the immediately preceding Semiannual Accrual Date, and (ii) a fraction, the numerator of which equals the number of days from the immediately preceding Semiannual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

           (iv) if the Specified Date is on or after the last Semiannual Accrual Date, the Accreted Value shall equal $1,000.

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition; provided that, for purposes of
Section 1008, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agent Members" has the meaning specified in Section 311.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (A) that is governed by the provisions of Article Eight, (B) of the Company to any Restricted Subsidiary, or of any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (C) having a fair market value of less than $500,000 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) in any given fiscal year, (D) in any Permitted Telecommunications Asset Sale, or (E) by the Company or a Restricted Subsidiary to a Person who is not an Affiliate of the Company in exchange for Telecommunications Assets (or not less than 66 2/3% of the outstanding Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets) or related telecommunications services where in the good faith judgment of the Company the fair market value of the Telecommunications Assets (or such Voting Stock) or services so received is at least equal to the fair market value of the properties or assets disposed of or, if less, the difference is received by the Company in cash in an amount at least equal to such difference.

     "Attributable Value" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water utilities and similar charges.

     "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

     "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Board of Directors" means the board of directors of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or any assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Issue Date.

     "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-l by Moody's; and (iv) money market funds which invest substantially all of their assets in securities of the type described in the preceding clauses (i) through (iii).

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the

Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment as described under
Section 1009 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (d) the Company is liquidated or dissolved or a special resolution is passed by the shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with the provisions of Section 801 or (e) a Permitted Holder holds (i) less than 15% of the outstanding Common Stock at any time prior to an Initial Public Equity Offering or (ii) more than 65% of the outstanding Common Stock at any time after an Initial Public Equity Offering.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer or any assistant treasurer, and delivered to the Trustee.

     "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (but not loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders and (f) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan.

     "Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio" means, at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding at the date of determination as determined on a consolidated basis in accordance with GAAP to (ii) the aggregate amount of Consolidated Operating Cash Flow for the then most recent four full fiscal quarters for which consolidated financial statements of the Company are available preceding the date of the transaction giving rise to the need to calculate the Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio (such four fiscal quarter period being referred to as the "Four Quarter Period").

     "Consolidated Interest Expense" of the Company means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company and (vi) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof); provided that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or the floating rate.

     "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Adjusted Net Income for such period (a) increased by (to the extent included in computing Consolidated Adjusted Net Income) the sum of (i) the Consolidated Tax Expense for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; (iv) amortization of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Adjusted Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Company and its Restricted Subsidiaries for such period in accordance with GAAP and (b) decreased by any non-cash gains that were included in computing Consolidated Adjusted Net Income.

     "Consolidated Tax Expense" means, for any period, the provision for federal, state, provincial, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

     "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

     "Default" means any event that after notice or passage of time or both would be an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary" means The Depository Trust Company, its nominees and successors.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

     "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Notes Registration Rights Agreement.

     "Existing Subsidiaries" means Digital Teleport, Inc.

     "fair market value" means, with respect to any asset or property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, fair market value shall be determined in good faith by the Company's officers.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States on the date of this Indenture.

     "Global Notes" has the meaning set forth in Section 201.

     "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Holder" means the Person in whose name a Note is registered in the Note Register.

     "Incur" or "incur" means, with respect to any Indebtedness, to create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur such Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities, contingent or otherwise, of such Person: (i) for borrowed money (including overdrafts), (ii) in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (iii) evidenced by bonds, notes, debentures or other similar instruments, (iv) for the deferred purchase price of property or services or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, or (v) for Capitalized Lease Obligations; (b) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements; (c) all indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (d) all guarantees by such Person of Indebtedness referred to in this definition of any other Person; and (e) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. The amount of Indebtedness of any Person at any date shall be the outstanding principal balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available for borrowing on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall equal the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount with respect to such Indebtedness at such time as determined in conformity with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, trade accounts and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Notes" has the meaning specified in the recitals to this Indenture.

     "Interest Payment Date", when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

     "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and other similar agreements) designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any loans, advances or extensions of credit to an employee of the Company or any Subsidiaries made in the ordinary course of business; provided that such loans, advances or extensions of credit shall not have an aggregate principal amount in excess of $1,000,000 at any one time outstanding.

     "Issue Date" means the date of this Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock, as referred to under Section 1009, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Registration Opinion and Supporting Evidence" has the meaning specified in Section 312.

     "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

     "Notes" has the meaning stated in the first recital of this Indenture.

     "Notes Registration Rights Agreement" means the Notes Registration Rights Agreement dated as of February 23, 1998, among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) Inc.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President, and by the Treasurer, any assistant treasurer, the Secretary or any assistant secretary of the Company, and delivered to the Trustee.

     "Offshore Global Note" has the meaning set forth in Section 201.

     "Offshore Note Exchange Date" has the meaning set forth in Section 203.

     "Offshore Physical Note" has the meaning set forth in Section 201.

     "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

     "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

           (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Notes, or portions thereof, for whose payment or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

           (iii) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

           (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount at Maturity of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder and, for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Participant" is defined to mean, with respect to the Depositary, Persons who have accounts with the Depositary.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to make payments in respect of any Notes on behalf of the Company.

     "Permitted Holder" means either of (a) (i) collectively, Richard Weinstein, his spouse, issues or other members of his immediate family (collectively, the "Weinstein Family"), (ii) trusts or other entities created for the benefit of any member of the Weinstein Family, (iii) entities controlled by any of the Weinstein Family and (iv) in the event of the death of any member of the Weinstein Family, the heirs or testamentary legatees of such member of the Weinstein Family, or (b) collectively, KLT and any of its controlled Affiliates (as defined under Rules 13d-3 and 13d-5 under the Exchange Act).

     "Permitted Indebtedness" means any of the following:

     (a) Indebtedness of the Company pursuant to the Notes;

           (b) Indebtedness of the Company owing to any Restricted Subsidiary (but only so long as such Indebtedness is held by such Restricted Subsidiary); provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any transaction pursuant to which any Restricted Subsidiary to which such Indebtedness is owed, ceases to be a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary that is not permitted by this clause (b);

           (c) Indebtedness of the Company or any Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with one or more commercial bank facilities permitted under clause (j) of this definition or in connection with the acquisition of or disposition of assets, including, without limitation, shares of Capital Stock;

           (d) Indebtedness of the Company or any Restricted Subsidiary under letter of credit facilities that are used to finance trade payables in the ordinary course of business and under which recourse to the Company or any Restricted Subsidiary is limited to the cash securing such letters of credit;

           (e) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

           (f) Indebtedness of the Company or any Restricted Subsidiary in addition to that permitted to be incurred pursuant to clauses (a) through
      (e) above in an aggregate principal amount not in excess of $25,000,000 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) at any one time outstanding;

           (g) Purchase Money Indebtedness;

           (h) Indebtedness of any Restricted Subsidiary to the Company;

           (i) Prior to December 31, 2000, Indebtedness of the Company or any Restricted Subsidiary not to exceed, at any one time outstanding, two times (A) the Net Cash Proceeds received by the Company after the date of this Indenture as a capital contribution or from the issuance and sale of its Qualified Capital Stock to a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to clause (a)(3)(B) or clauses (b)(ii) and (iii) of Section 1009 to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and Cash Equivalents) received by the Company after the date of this Indenture as a contribution of capital or from the sale of its Qualified Capital Stock to a Person that is not a Subsidiary of the Company, to the extent such capital contribution or sale of Qualified Capital Stock has not been used pursuant to clause
     (a)(3)(B) of Section 1009 to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

           (j) Indebtedness of the Company or any Restricted Subsidiary under one or more commercial bank facilities outstanding at any time in an aggregate principal amount not to exceed $70,000,000 plus the greater of
      (x) 80% of the accounts receivable of the Company or (y) $30,000,000; and

           (k) any renewals, extensions, substitutions, refinancings or replacements (each, for purpose of this clause, a "refinancing") of any Indebtedness of the Company (including all or any part of the Notes) or any Restricted Subsidiary by the Company, or any refinancing of any Indebtedness of any Restricted Subsidiary by such Restricted Subsidiary, other than Indebtedness incurred pursuant to clauses (b) through (f) and
      (h) through (j) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium reasonably determined as necessary to accomplish such refinancing and the amount of expenses of the Company incurred in connection with such refinancing, (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced, (iii) in the case of any refinancing of Indebtedness that is pari passu in right of payment with the Notes, such new Indebtedness is made pari passu in right of payment with, or subordinate in right of payment to, the Notes and (iv) (A) if such indebtedness being refinanced has an Average Life longer than the Average Life of the Notes, such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity later than the final Stated Maturity of the Notes and (B) if such Indebtedness being refinanced has an Average Life shorter than the Average Life of the Notes, such Indebtedness has an Average Life longer than, and a Final Stated Maturity Date later than, such Indebtedness being so refinanced.

            "Permitted Investments" means any of the following:

           (a) Investments in Cash Equivalents;

           (b) Investments in the Company or any Restricted Subsidiary;

           (c) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary and the Company or another Restricted Subsidiary owns at least 66 2/3% of the outstanding Voting Stock of such other Person or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

           (d) Investments by the Company or any Restricted Subsidiary in any Person engaged in the delivery of telephony or other telecommunications or data transmission services in North America, the sum of which does not exceed $20,000,000 at any one time outstanding; or

           (e) Investments in existence on the date of this Indenture.

     "Permitted Liens" means the following types of Liens:

           (a) Liens existing as of the date of the issuance of the Notes;

           (b) Liens on any property or assets of a Subsidiary granted in favor of the Company or any Restricted Subsidiary;

           (c) Liens securing the Notes;

           (d) any interest or title of a lessor under any Capitalized Lease Obligation or of a seller under any Purchase Money Indebtedness permitted by this Indenture;

           (e) Liens securing Indebtedness incurred under clause (j) of the definition of "Permitted Indebtedness";

           (f) statutory Liens or landlord's and carrier's, warehouseman's, mechanic's, supplier's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

           (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

           (h) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature (including, without limitation, indefeasible rights to use) incurred in the ordinary course of business (other than contracts for the payment of money);

           (i) easements, servitudes, rights-of-way, restrictions (including, without limitation, zoning restrictions) and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business;

           (j) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

           (k) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

           (l) Liens securing Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (e) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

           (m) Liens arising from purchase money mortgages and purchase money security interests; provided that (i) the related Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

           (n) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary;

           (o) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations; and

           (p) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

     "Permitted Telecommunications Asset Sale" means any transfer, conveyance, sale, lease or other disposition of a capital asset that is a Telecommunications Asset, the proceeds of which are treated as revenues (including deferred revenues) by the Company in accordance with GAAP.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Notes" has the meaning set forth in Section 201.

     "Place of Payment" means the office or agency maintained by the Company where the principal of (and premium, if any, on) and interest on the Notes are payable as specified in Section 1002.

     "Predecessor Note" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Private Placement Legend" has the meaning set forth in Section 203.

     "Public Equity Offering" means an underwritten public offering or flotation of Common Stock of the Company which has been registered under the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiaries incurred at any time within 270 days of, and for the purpose of financing all or any part of the cost of, the construction, expansion, installation, acquisition or improvement by the Company or any Restricted Subsidiary of the Company of any new Telecommunications Assets or not less than 66 2/3 percent of the outstanding Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of

Telecommunications Assets constructed, expanded, installed, acquired or improved after the date of this Indenture; provided that the proceeds of such Indebtedness are expended for such purposes within such 270-day period; and provided further that the Net Cash Proceeds from the issuance of such Indebtedness does not exceed, as of the date of incurrence of such Indebtedness, 100% of the lesser of cost or fair market value of such Telecommunications Assets.

     "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in Sections 1015 and 1014 are to the Holders, and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the Sections 1015 and 1014.

     "Registration Statement" means the Registration Statement as defined in the Notes Registration Rights Agreement.

     "Regular Record Date" has the meaning specified in Section 301.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Certificate" has the meaning specified in Section 314.

     "Responsible Officer", when used with respect to the Trustee, means any Vice President, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Payment" has the meaning specified in Section 1009.

     "Restricted Subsidiary" means the Existing Subsidiaries and any Subsidiary that is not designated an Unrestricted Subsidiary by the Board of Directors.

     "Rule 144A Certificate" has the meaning specified in Section 315.

     "S&P" means Standard and Poor's Ratings Services, a division of McGraw-Hill, Inc., and its successors.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Notes Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries, (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries, in each case as set forth on the most recently available consolidated financial statements of the Company and the Restricted Subsidiaries for such fiscal year, or (iii) owns one or more licenses or concessions to provide telecommunications or data transmission services in the United States.

     "Special Record Date" for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

     "Tax" is defined to mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

     "Taxing Authority" is defined to mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

     "Telecommunications Assets" means, with respect to any Person, all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business; provided that such assets are accounted for as "property, plant and equipment" on the Company's consolidated balance sheet in accordance with GAAP.

     "Telecommunications Business" means the
business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

     "Trust Indenture Act" or "TIA" means the Trust
Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

     "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "United States Dollar Equivalent" means, with respect to any monetary amount in a currency other than the United States dollar, at any time for the determination thereof, the amount of United States dollars obtained by converting such foreign currency involved in such computation into United States dollars at the spot rate for the purchase of United States dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be Incurred (including Permitted Indebtedness), any Investment can be made and any transaction described in Section 1011 can be undertaken (a "Tested Transaction"), the United States Dollar Equivalent of such Indebtedness, Investment or transaction described in Section 1011. 1011 shall be determined on the date Incurred, made or undertaken and no subsequent change in the United States Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

     "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any other Subsidiary is directly or indirectly liable for or provides credit support for or guarantees any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any other Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1017,
(iv) neither the Company nor any other Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008. In no event shall the Existing Subsidiaries be designated as Unrestricted Subsidiaries.

     "U.S. Global Note" has the meaning set forth in Section
201.

     "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America (x) the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (y) that are rated at least "Aaa" (or the then equivalent grade) by Moody's or "AAA" (or the then equivalent grade) by S&P.

     "U.S. Physical Notes" has the meaning set forth in
Section 201.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Warrant Agreement" means the Warrant Agreement dated as of February 23, 1998, by and between the Company and The Bank of New York, as Warrant Agent.

     "Wholly Owned" means, with respect to any Subsidiary, such Subsidiary if all the outstanding Capital Stock of such Subsidiary (other than any directors' qualifying shares) is owned directly by the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries.

     SECTION 102.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1007) shall include:

           (1) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement to the effect that, in the opinion of each such individual or such firm, he or she has or they have made such examination or investigation as is necessary to enable him, her or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

     SECTION 103.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount at Maturity and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 105.  Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
      Corporate Trust Administration, or

           (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106.  Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 107.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.

     In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  Governing Law.

     This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.  Legal Holidays.

     In any case where any Interest Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.

     SECTION 113.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     SECTION 114.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.


                                  ARTICLE TWO

                                   NOTE FORMS

     SECTION 201.  Forms Generally.

     The Initial Notes shall be known as the "12 1/2% Senior Discount Notes due 2008" and the Exchange Notes shall be known as the "12 1/2% Series B Senior Discount Notes due 2008", in each case of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be printed, typewritten, photocopied, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

     Initial Notes offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of a single permanent global Note in substantially the form set forth in Exhibit A (the "Offshore Global Note") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at Maturity of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

     Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note may be in the form of either (i) permanent certificated Notes containing the Private Placement Legend as set forth in Section 203 (the "U.S. Physical Notes") or (ii) permanent certificated Notes (the "Offshore Physical Notes") containing the Private Placement Legend as set forth in Section 203 until such time as the conditions set forth in Section 203 are satisfied, respectively, in either case in substantially the form set forth in Exhibit A, as provided in
Section 312.

     The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes".

     Exchange Notes shall be issued in substantially the form set forth in Exhibit A.

     SECTION 202.  Form of Trustee's Certificate of Authentication.

     Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Notes referred to in the within-mentioned Indenture.


                                                  THE BANK OF NEW YORK,
                                                  Trustee



Dated: __________________                         By Authorized Signatory

     SECTION 203.  Restrictive Legends.

     Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Notes Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Global Note shall bear the Private Placement Legend on the face thereof until (x) at least 41 days after the Issue Date (the "Offshore Note Exchange Date") and (y) receipt by the Company and the Trustee of a certificate substantially in the form provided in Section 204:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
     (A) TO THE ISSUER OR ITS SUBSIDIARY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-

     U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

     SECTION 204. Form of Certificate to Be Delivered upon Termination of Restricted Period.

                                                       On or after April 4, 1998

THE BANK OF NEW YORK
101 Barclay Street
New York, NY  10286
Attention:  Corporate Trust Trustee Administration


          Re: DTI HOLDINGS, INC. (the "Company") 12 1/2% Senior Discount Notes due 2008 (the "Notes")


Ladies and Gentlemen:

     This letter relates to $__________ principal amount at Maturity of Notes represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 203 of the Indenture dated as of February 23, 1998 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount at Maturity of Notes represented by the Offshore Global Note, all in the manner provided by the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Very truly yours,

     [Name of Holder]

     By:
     Authorized Signature

                                 ARTICLE THREE

                                   THE NOTES

     SECTION 301.  Amount.

     The aggregate principal amount at Maturity of Notes which may be authenticated and delivered under this Indenture is limited to $506,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 311, 312, 906, 1014 or 1015 or pursuant to an Exchange Offer.

     The Stated Maturity of the Notes shall be March 1, 2008, and they shall accrete original issue discount at the rate of 12 1/2% per annum, compounded semiannually, to an aggregate principal amount of $506,000,000 by March 1, 2003, and shall bear cash interest at the rate of 12 1/2% per annum accruing from March 1, 2003, or from the most recent Interest Payment Date to which cash interest has been paid or duly provided for, payable initially on September 1, 2003 and semi-annually thereafter on March 1 and September 1 in each year, until the principal amount at Maturity thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the February 15 or August 15 immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the Notes as specified in Section 310 hereof.

     The Accreted Value or principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account maintained by the payee in the United States.

     Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to
Section 1014 and in the event of certain Asset Sales pursuant to Section 1015.

     SECTION 302.  Denominations.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303.  Execution, Authentication, Delivery and Dating.

     The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer or any Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

     Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     On Company Order, the Trustee shall manually authenticate for original issue Initial Notes in an aggregate principal amount at Maturity not to exceed $506,000,000. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount at Maturity not to exceed $506,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount at Maturity in accordance with an Exchange Offer pursuant to the Notes Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes.
Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

     Each Note shall be dated the date of its authentication.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 202, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to Article Eight, shall be consolidated with or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount at Maturity; and the Trustee, upon Company Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

     SECTION 304.  Temporary Notes.

     Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon Company Order, the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount at Maturity of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 305.  Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the Trustee in such capacity, together with any successor Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

     Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee, one or more new Notes, of any authorized denominations and of a like aggregate principal amount at Maturity and tenor.

     At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount at Maturity, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall have been cancelled by the Trustee.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1014 or 1015 not involving any transfer.

     The Company shall not be required to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

           SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.

     If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, a new Note of like tenor and principal amount at Maturity and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount at Maturity and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 307.  Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; provided, however, that each installment of interest on any Note may at the Company's option be paid (i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

           (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

           (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 307 and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 308.  Persons Deemed Owners.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 309.  Cancellation.

     All Notes surrendered for payment, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation, any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

     SECTION 310.  Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 311.  Book-Entry Provisions for Global Notes.

     (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in
Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause
(ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at Maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement, pursuant to the Notes Registration Rights Agreement, (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, pursuant to the Notes Registration Rights Agreement, or (iii) two years after the later of the original issue date of the Initial Note and the last date on which the Company or any affiliate of the Company was the owner of the Initial Note, (the "Resale Restriction Termination Date"), and, except as otherwise provided in Section 312, bear the Private Placement Legend.

     SECTION 312.  Transfer Provisions.

     Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Notes Registration Rights Agreement, the following provisions shall apply:

     (a) General. The provisions of this Section 312 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

     (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount at Maturity of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount at Maturity thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

     As used in this Indenture, "Regulation S Certificate" means a certificate substantially in the form set forth in Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     (c) [Intentionally Omitted]

     (d) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if
(i) (A) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (B) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a QIB within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (ii) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

     (e) Procedures and Requirements.

     1. If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

           (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount at Maturity equal to the principal amount at Maturity being transferred of such surrendered U.S. Physical Note;

                 (ii) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall

            (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount at Maturity of the U.S. Global Note equal to the principal amount at Maturity being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                 (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such
            surrendered U.S. Physical Note,          (y) record an increase in
            the principal amount at Maturity of the Offshore Global Note equal to the principal amount at Maturity being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

           In any of the cases described in this Section 312(e)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount at Maturity equal to the principal amount at Maturity not being transferred of such surrendered U.S. Physical Note, as applicable.

           (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount at Maturity of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount at Maturity equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                 (ii) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                 (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount at Maturity of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount at Maturity of the Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

           (C) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount at Maturity of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount at Maturity equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                 (ii) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount at Maturity of the Offshore Global
            Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount at Maturity of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                 (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

     2. If the proposed transfer occurs on or after the Offshore Note Exchange Date and the proposed transferor holds:

           (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(A)(i) shall apply;

                 (ii) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply; or

                 (iii) delivers a Regulation S Certificate, then the Note
            Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                       (x) register such transfer in the name of such
                  transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount at Maturity equal to the principal amount at Maturity being transferred of such surrendered U.S. Physical Note, or

                       (y) if the proposed transferee is or is acting through
                  an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount at Maturity being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

           In any of the cases described in this Section 312(e)(2)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount at Maturity equal to the principal amount at Maturity not being transferred of such surrendered U.S. Physical Note, as applicable.

           (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(B)(i) shall apply; or

                 (ii) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply; or

                 (iii) delivers a Regulation S Certificate, then the Note
            Registrar shall (x) record a decrease in the principal amount at Maturity of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                       (x) register such transfer in the name of such
                  transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount at Maturity equal to the amount of such decrease in the principal amount at Maturity of the U.S. Global Note, or

                       (y) if the proposed transferee is or is acting through
                  an Agent Member, record an increase in the principal amount at Maturity of the Offshore Global Note equal to the amount of such decrease in the principal amount at Maturity of the U.S. Global Note.

           (C) an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note,
            (y) record an increase in the principal amount at Maturity of the U.S. Global Note equal to the principal amount at Maturity being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                 (ii) where the proposed transferee is or is acting through an
            Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note,
            (y) record an increase in the principal amount at Maturity of the Offshore Global Note equal to the principal amount at Maturity being transferred of such surrendered Offshore Physical Note and
            (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                 (iii) does not make a request covered by Section
            312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
            (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount at Maturity equal to the principal amount at Maturity being transferred of such surrendered Offshore Physical Note.

           In any of the cases described in this Section 312(e)(2)(C), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal at Maturity to the principal amount at Maturity not being transferred of such surrendered U.S. Physical Note, as applicable.

           (D) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                 (i) delivers (or is deemed to have delivered pursuant to
            clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount at Maturity of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount at Maturity of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                 (ii) where the proposed transferee is or is acting through an
            Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                 (iii) does not make a request covered by Section
            312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
            (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount at Maturity equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

     (f) Execution, Authentication and Delivery of Physical Notes. In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

     (g) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount at Maturity thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

     (h) Transfers Not Covered by Section 312(e). The Note Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

     (i) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

     (j) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 201 (with respect to an Offshore Physical Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

     SECTION 313.  [Reserved].

     SECTION 314.  Form of Regulation S Certificate.

                            Regulation S Certificate


To:  The Bank of New York,
     Trustee (the "Trustee")
     101 Barclay Street, 21W
     New York, New York  10286
     Attention: Corporate Trust Trustee Administration

     Re: DTI Holdings, Inc. (the "Company")
         12-1/2% Senior Discount Notes due 2008 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $__________ aggregate principal amount at Maturity of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

           1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

           2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

           3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

           4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

           5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture between the Company and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Very truly yours,

     [NAME OF SELLER]


     By:__________________________
     Name:
     Title:
     Address:


Date of this Certificate:  __________

     SECTION 315.  Form of Rule 144A Certificate.

                       Rule 144A Certificate


To:  The Bank of New York,
     Trustee (the "Trustee")
     101 Barclay Street, 21W
     New York, New York  10286
     Attention:Corporate Trust Trustee Administration

     Re:  DTI Holdings, Inc. (the "Company")
            12-1/2% Senior Discount Notes due 2008 (the "Notes")


Ladies and Gentlemen:

     In connection with our proposed sale of $__________ aggregate principal amount at Maturity of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     Very truly yours,

     [NAME OF PURCHASER]


     By:__________________________
     Name:
     Title:
     Address:

Date of this Certificate:  __________

     SECTION 316.  CUSIP Numbers.

     The Company may use "CUSIP" numbers (if then generally in use) in issuing the Notes and, if so, the Trustee shall use "CUSIP" numbers in notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

             SECTION 401.  Satisfaction and Discharge of Indenture.

     This Indenture shall, upon Company Request, cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of the Notes expressly provided for in this Indenture), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

           (1) either

                 (A) all the respective Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                 (B) all Notes not theretofore delivered to the Trustee for cancellation

                        (i) have become due and payable,

                       (ii) will become due and payable at their Stated
                  Maturity within one year, or

                       (iii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for Accreted Value of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

           (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402.  Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501.  Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, required purchase or otherwise); or

          (3) (A) default in the performance, or breach, of any covenant or agreement of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (1) and (2) or in clauses (B), (C) or (D) of this clause (3) of this Section 501), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at Maturity of all Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;
     (B) default in the performance or breach of the provisions of Section 1015; (C) default in the performance or breach of Article Eight; or (D) the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1014; or

          (4) (A) one or more defaults in the payment of principal of (or premium, if any, or interest on) Indebtedness of the Company or any Significant Subsidiary aggregating $7,500,000 or more (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof), when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Significant Subsidiary aggregating $7,500,000 or more (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof; or

          (5) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Significant Subsidiary or their respective properties for the payment in money, either individually or in an aggregate amount, in excess of $7,500,000 (or, to the extent not denominated in United States dollars, the United States Equivalent thereof) and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under a Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under a Bankruptcy Law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

     SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in clause
(6) or (7) of Section 501) shall occur and be continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount at Maturity of the Outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the written request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on all of the Outstanding Notes to be immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default described in clause (6) or (7) of Section 501 shall occur and be continuing, then the Accreted Value of, premium, if any, and accrued interest on all the Outstanding Notes shall ipso facto become and become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration has been made under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount at Maturity of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (i) all overdue interest on all Outstanding Notes,

               (ii) the Accreted Value of and premium, if any, on any Outstanding Notes that have become due otherwise than by such declaration of acceleration, and interest on such unpaid principal and premium, if any, at the rate borne by the Notes,

               (iii) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes, and

               (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes at the Maturity thereof that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of Event of Default specified in
Section 501(4) shall have occurred and be continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be automatically annulled, waived and rescinded if the Indebtedness that is the subject of such Event of Default shall have been discharged or the holders thereof shall have rescinded their declaration of acceleration in respect of such Indebtedness or the default that is the basis for such Event of Default has been cured, and written notice of such discharge or rescission or cure, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default shall have occurred during such 30-day period which has not been cured or waived during such period.

     SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of

     30 days, or


          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for the Accreted Value of or principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504.  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount at Maturity of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of the Accreted Value or the overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of the Accreted Value of, or the principal amount at Maturity (and premium, if any) and interest owing and unpaid in respect of, the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 506.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the Accreted Value or principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  To the payment of all amounts due the Trustee under Section
     606;

          Second: To the payment of the amounts then due and unpaid for the Accreted Value of or principal amount at Maturity of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for the Accreted Value or the principal amount at Maturity (and premium, if any) and interest, respectively; and

          Third: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct.

     SECTION 507.  Limitation on Suits.

     No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount at Maturity of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount at Maturity of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or any Note, except in the manner herein provided and for the equal and ratable benefit of all Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein, of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512.  Control by Holders.

     The Holders of not less than a majority in aggregate principal amount at Maturity of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes not consenting.

     SECTION 513.  Waiver of Past Defaults.

     Subject to Section 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount at Maturity of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past defaults hereunder and their consequences under this Indenture, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note at Maturity, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note.

     Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 514.  Waiver of Stay or Extension Laws.

     Each of the Company and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

     SECTION 601.  Notice of Defaults.

     Within five days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the Accreted Value or the principal amount at Maturity of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) with respect to Notes, no such notice to Holders shall be given until at least 45 days after the occurrence thereof.

     SECTION 602.  Certain Rights of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in its Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

     SECTION 604.  May Hold Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

     SECTION 605.  Money Held in Trust.

     All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 606.  Compensation and Reimbursement.

     The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes at Maturity.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     SECTION 607.  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 608.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

     (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the then Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly
appoint a successor Trustee.   If, within one year after such resignation,
removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the then Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

     SECTION 609.  Acceptance of Appointment by Successor.

     (a) Each successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

     SECTION 610.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture; provided that the certificate of authentication the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 611.  Appointment of Authenticating Agent.

     At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this
Section 611, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 611, it shall resign immediately in the manner and with the effect specified in this
Section 611.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 611, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all

Holders, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

     If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Notes designated therein referred to in the within-mentioned Indenture.


                                              THE BANK OF NEW YORK,
                                              Trustee


                                              By
                                                --------------------------
                                                Authenticating Agent


                                              By
                                                --------------------------
                                                Authorized Officer


     ARTICLE SEVEN

     HOLDERS' LISTS AND REPORTS BY TRUSTEE

          SECTION 701.  Disclosure of Names and Addresses of Holders.

     Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     SECTION 702.  Reports by Trustee.

     Within 60 days after May 15 of each year commencing with the first May 15 after the Issue Date, the Trustee shall transmit to the Holders (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

     SECTION 703.  Reports by Company.

     The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.

     The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons or permit any Subsidiary to enter into any such transaction or series of related transactions, if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis substantially as an entirety to any Person or Persons, unless at the time and immediately after giving effect thereto:

          (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis substantially as an entirety, as the case may be (the "Surviving Entity"), (1) will be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplemental indenture to this Indenture in form satisfactory to the Trustee, the Company's obligation pursuant to the Notes for the due and punctual payment of the principal (including accretion of original issue discount) of, premium, if any, on and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest fiscal quarter for which consolidated financial statements of the Company are available immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1008; and

          (iv) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of
     Section 1012 are complied with.

     In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

     SECTION 802.  Successor Substituted.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under this Indenture, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal (including accretion of original issue discount) of, premium, if any, and interest on the Notes.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     SECTION 901.  Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor contained herein and in the Notes in accordance with Article Eight; or

          (2) to add to the covenants of the Company or any other obligor on the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company or any other obligor on the Notes, herein and in the Notes, as applicable, in the Indenture or the Notes; or

          (3) to cure any ambiguity, to correct or supplement any provision herein or in the Notes which may be defective or inconsistent with any other provision herein or in the Notes, or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interests of the Holders; or

          (4) to comply with the requirements of the Commission in order to effect or maintain the qualification, if any, of this Indenture under the Trust Indenture Act; or

          (5) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

          (6) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise.

     SECTION 902.  Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate principal amount at Maturity of all then Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the Accreted Value thereof or premium, if any, or the rate of interest thereon, or alter any redemption provision with respect to the timing or amount of payment thereof, or change the coin or currency in which the Accreted

     Value of any Note or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or

          (2) amend, change or modify any of the provisions of Section 1014 or
     Section 1015 including, in each case, amending, changing or modifying any definitions relating thereto, or

          (3) reduce the percentage in principal amount at Maturity of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (4) modify any provisions of this Section, Section 1021 or Section 513, except to increase the percentage in principal amount at Maturity of the Outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

          (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of their respective rights or obligations under this Indenture.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903.  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905.  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     SECTION 907.  Notice of Supplemental Indentures.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                   ARTICLE TEN

                                   COVENANTS

     SECTION 1001.  Payment of Principal, Premium, If Any, and Interest.

     The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     SECTION 1002.  Maintenance of Office or Agency.

     The Company will maintain in the City of New York an office or agency where Notes may be presented or surrendered for payment (the "Place of Payment"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office as the Place of Payment.

     The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 1003.  Money for Notes Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each date on which payment shall become due of the Accreted Value of or principal amount at Maturity of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Accreted Value or the principal amount at Maturity (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each date on which payment shall become due of the Accreted Value of or principal amount at Maturity of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the Accreted Value or principal amount at Maturity (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Accreted Value, principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the Accreted Value of or the principal amount at Maturity of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of Accreted Value of or principal amount at Maturity of (or premium, if any) or interest on the Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying

Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Value of or principal of (and premium, if any) or interest on any Note and remaining unclaimed for one year after such Accreted Value or such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004.  Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that, subject to the other provisions of this Indenture, the Company shall not be required to preserve any such right or franchise, or the existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a lien (other than a Permitted Lien) upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.




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     SECTION 1006.  Maintenance of Properties.

     The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (except ordinary wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1007.  Statement by Officers As to Default.

     (a) The Company will deliver to the Trustee, within 50 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture since the beginning of such quarter or such year, as the case may be. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $7,500,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.





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     SECTION 1008.  Limitation on Indebtedness.

     The Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness; provided that the Company may Incur Indebtedness if and at the time of such incurrence (i) the Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio would have been less than or equal to
5.5 to 1.0, for Indebtedness incurred on or prior to December 31, 2000, or less than or equal to 5.0 to 1.0, for Indebtedness incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions set forth in this covenant.

     In making the foregoing calculation, (A) pro forma effect will be given to: (i) the incurrence or repayment of any Indebtedness to be incurred or repaid on the date of the incurrence of such Indebtedness and (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the beginning of the Four Quarter Period (as defined under the "Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio" definition in Section 101) through the date of the incurrence of such Indebtedness (the "Reference Period"), as if it had occurred on the first day of such Reference Period and (B) the aggregate amount of Indebtedness outstanding as of the end of the Reference Period will be deemed to include an amount of funds equal to the average daily balance of Indebtedness outstanding during the Reference Period under any revolving credit or similar facilities of the Company and its Restricted Subsidiaries.

     For the purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness the Company and the Restricted Subsidiaries are permitted to incur, the Company will have the right, in its sole discretion, to classify such item of Indebtedness or portion thereof at the time of its incurrence and will only be required to include the amount and type of such Indebtedness or portion thereof under the clause permitting the Indebtedness as so classified.

     SECTION 1009.  Limitation on Restricted Payments.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);





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          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of its Capital Stock or any Capital Stock of any of its Affiliates (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

          (iv) make any Investment (other than any Permitted Investment); or

          (v) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than any of its Wholly Owned Restricted Subsidiaries) other than pro rata dividends or distributions on a class of Voting Stock of any Restricted Subsidiary, the majority of which is owned by the Company or a Wholly Owned Restricted Subsidiary; provided that no Restricted Subsidiary shall declare or pay such pro rata dividends or distributions on its Voting Stock to any Person (other than the Company or a Wholly Owned Restricted Subsidiary) at a time when it has outstanding Indebtedness owed to the Company or another Restricted Subsidiary;

(such payments or other actions described in (but not excluded from) clauses
(i) through (v) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008, and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture shall not exceed the sum of:

          (A) the remainder of (x) cumulative Consolidated Operating Cash Flow of the Company during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the date of this Indenture and ending on the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment for which quarterly or annual consolidated financial statements of the Company are available minus (y) the product of 1.5 times cumulative Consolidated Interest Expense of the Company during such period; plus

          (B) the aggregate Net Cash Proceeds and fair market value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of Telecommunications Assets received by the Company after the date of this Indenture as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company; plus

          (C) the aggregate Net Cash Proceeds and fair market value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of Telecommunications Assets received by the Company after the date of this Indenture from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate Net Cash Proceeds and fair market value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of Telecommunications Assets received by the Company at the time of such conversion or exchange; plus

          (D) to the extent not otherwise included in the Consolidated Operating Cash Flow of the Company, an amount equal to the sum of (i) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the date of this Indenture from such Person and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of
     (i) or (ii) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses
(ii), (iii), (iv) and (v) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

          (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

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          (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of, Qualified Capital Stock of the Company;

          (iv) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to Section 1014; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (v) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired; and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes; and

          (vi) the payment of cash in lieu of fractional shares of Common Stock pursuant to the Warrant Agreement.

     The actions described in clauses (i), (ii), (iii), (iv) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph
(a), and the actions described in clause (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.




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     SECTION 1010.  Limitation on Issuances and Sales of Capital Stock of
Restricted Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, issue or sell any Capital Stock of a Restricted Subsidiary (other than to the Company or a Wholly Owned Restricted Subsidiary) except that the provisions of this Section 1010 shall not prohibit (i) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of shares of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law; (ii) issuances or sales of Capital Stock if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009 if made on the date of such issuance and sale; or (iii) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company and the Restricted Subsidiaries in compliance with Section 1015.





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     SECTION 1011.  Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary unless
(i) such transaction or series of related transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5,000,000 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof), the Company will deliver an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (iii) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $10,000,000 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof), the Company shall deliver the Officers' Certificate described in clause (ii) above which shall also certify that such transaction or series of related transactions has been approved by a majority of the Disinterested Directors on the Board of Directors, or that the Company has obtained a written opinion from a nationally recognized U.S. investment banking firm certifying that such transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this provision will not restrict (1) any transaction or series of related transactions among the Company and Wholly Owned Restricted Subsidiaries or among Wholly Owned Restricted Subsidiaries, (2) Investments in Qualified Capital Stock of the Company by any Person, including an Affiliate of the Company, (3) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (4) the making of any Restricted Payment not prohibited by Section 1009 or (5) any transaction or series of transactions in an aggregate amount of up to $1,500,000.

     SECTION 1012.  Limitation on Liens.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.





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     SECTION 1013.  Limitations on Issuances of Guarantees of Indebtedness by
Restricted Subsidiaries.

     (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (the "Guaranteed Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary; provided that this paragraph (a) shall not be applicable to (x) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or (y) any guarantee of any Restricted Subsidiary of Indebtedness incurred pursuant to clause (j) under the "Permitted Indebtedness" definition. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

     (b) Notwithstanding the foregoing, any Subsidiary Guarantee created pursuant to the provisions described in the foregoing paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person who is not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed released upon payment in full of all obligations under such Indebtedness).

     SECTION 1014.  Purchase of Notes upon a Change of Control.

     (a) If a Change in Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase, and the Company shall make an offer to purchase, from such Holder all of its Notes, in whole or in part and in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to (i) 101% of the Accreted Value thereof as of the date of purchase (the "Change in Control Purchase Date") if such date is on or before March 1, 2003, and (ii) 101%





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of the principal amount at Maturity of the Notes, plus accrued and unpaid cash interest, if any, to the Change in Control Purchase Date if such date is after March 1, 2003, pursuant to the offer described in this Section 1014 (the "Change in Control Offer") and the other procedures set forth in this Indenture.

     (b) Within 15 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control Offer to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrete original issue discount and/or accrue interest, as the case may be; (iii) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrete original issue discount and/or accrue interest, as the case may be, after the Change in Control Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to a Change in Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Change in Control.

     (c) The Company shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change in Control Offer.

     (d) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Indenture) that would materially impair the ability of the Company to make a Change in Control Offer to purchase the Notes or, if such Change in Control Offer is made, to pay for the Notes tendered for purchase.

     SECTION 1015.  Limitation on Sale of Assets.





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     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the shares or assets sold (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary or
(ii) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or a Restricted Subsidiary, as the case may be, existing on the Issue Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 60 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) the Company shall, within 15 business days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount at Maturity of Notes (expressed as a multiple of $1,000) that may be purchased with the Excess Proceeds. The offer price (the "Excess Proceeds Offer Price") as to each Note shall be payable in cash in an amount equal to
(a) 100% of the Accreted Value of the Note, if such purchase date is on or before March 1, 2003, and (b) 100% of the principal amount at Maturity of such Note, plus accrued and unpaid cash interest, if any, to the date of purchase, if such purchase date is after March 1, 2003. To the extent that the aggregate Excess Proceeds Offer Price of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate Excess Proceeds Offer Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

     (d) Whenever the Excess Proceeds received by the Company exceed $10,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the Trustee or a paying agent of the amount required to purchase the






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Notes tendered in an Excess Proceeds Offer, (ii) delivery by the Company of the
Exceeds Proceeds Offer Price to the Holders tendered in an Excess Proceeds
Offer and (iii) application, as set forth above, of Excess Proceeds for any lawful purposes. Such Excess Proceeds may be invested in Cash Equivalents; provided that the maturity date of any investment shall not be later than the date of the Excess Proceeds Offer. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

     (e) If the Company becomes obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Excess Proceeds Offer Price of all Notes tendered.

     (f) Within 15 days after the obligation of the Company to make an Excess Proceeds Offer arises, the Company shall notify the Trustee of such obligation and give written notice of such Excess Proceeds Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, (i) the Excess Proceeds Offer Price and the date of the purchase of Notes pursuant to the Excess Proceeds Offer (the "Excess Proceeds Offer Date"), which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Excess Proceeds Offer Price, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Offer Date; (iv) that Holders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Proceeds Offer Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at Maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at Maturity or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Excess Proceeds Offer.

         (g) The Company shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

     SECTION 1016. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make Investments in the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Issue Date, (ii) applicable law,
(iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) the refinancing of Indebtedness incurred under the agreements existing on the Issue Date, so long as such encumbrances or restrictions are no less favorable in any material respect to the Company or any Restricted Subsidiary than those contained in the respective agreement as in effect on the Issue Date, (vi) restrictions contained in any security agreement (including a capital lease obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under this Indenture, (vii) customary nonassignment provisions entered into in the ordinary course of business in leases and other agreements,
(viii) any restriction with respect to a Restricted Subsidiary of the Company entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary made in accordance with
Section 1015, (ix) pursuant to this Indenture and the Notes or (x) any agreement or instrument governing or relating to Indebtedness under any senior commercial bank facility (each, a "Bank Facility") if such encumbrance or restriction applies only to (A) amounts which at any point in time (other than during such periods as are described in the following clause (B)) (1) exceed amounts due and payable (or which are to become due and payable within 30 days) in respect of the Notes or this Indenture for interest, premium and principal or (2) if paid, would result in an event described in the following clause (B) of this sentence, or (B) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder(s) of Indebtedness governed by such Bank Facility to declare such Indebtedness to be immediately due and payable or to require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided.

     SECTION 1017.  Limitation on Investments in Unrestricted Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009. Any Investment in an Unrestricted Subsidiary permitted to be made pursuant to this
Section 1017 (i) shall be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company or any Restricted Subsidiary, without duplication, under the provisions of clause (iv) of paragraph (a) of Section 1009 and (ii) may be made in cash or property (if made in property, the fair market value thereof as determined by the Company, whose determination shall be conclusive) and shall be deemed to be the amount of such Investment for the purpose of clause (i) of this Section 1017.

     SECTION 1018.  Limitation on Sale-Leaseback Transactions.

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction shall not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with Section 1015.

     SECTION 1019.  Business of the Company.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business activity other than (i) the delivery of telephony or other telecommunications or data transmission services in North America, (ii) telecommunications network construction services and (iii) any business or activity reasonably related thereto, including, without limitation, any business conducted by any Restricted Subsidiary on the date of this Indenture and the acquisition, holding or exploitation of any telecommunications licenses, permits, franchises or rights of way related to the delivery of the services described in clause (i) above.

         SECTION 1020.  Provision of Financial Statements and Reports.

     (a) Prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, the Company shall make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) After the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, the Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company shall also be required (a) to file with the Trustee, copies of such reports and documents within 15 days after the date on which such reports and documents are filed with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) to provide to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the filing thereof with the Trustee.

     SECTION 1021.  Waiver of Certain Covenants.

     The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 to 1012, inclusive, and Sections 1015 to 1020, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount at Maturity of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

     SECTION 1101.  Right of Redemption.

     [reserved]

     SECTION 1102.  Redemption.

     The Notes shall be redeemable, at the option of the Company, as a whole or from time to time in part, at any time on or after March 1, 2003, subject to the conditions and at the Redemption Prices specified in the form of Note, on not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount at Maturity) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on a relevant Interest Payment Date):


                                               Redemption
                       Year                         Price
                       ----                    ----------

                       2003 .................      106.25%
                       2004 .................      104.17
                       2005 .................      102.08
                       2006 and thereafter ..      100.00


     At any time or from time to time on or prior to March 1, 2001, the Company may redeem within 60 days of one or more Public Equity Offerings up to 33 1/3% of the aggregate principal amount at Maturity of the originally issued Notes with the net proceeds of such offering at a redemption price equal to 112.5% of the Accreted Value (determined at the redemption date) of such principal amount at Maturity of Notes; provided that immediately after giving effect to any such redemption, at least 66 2/3% of the aggregate principal amount at Maturity of the originally issued Notes remain outstanding.

     On and after the redemption date, original issue discount, on or prior to March 1, 2003, and cash interest, after March 1, 2003, will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

     SECTION 1103.  Applicability of Article.

     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 1104.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount at Maturity of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1105.

          SECTION 1105.  Selection by Trustee of Notes to Be Redeemed.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount at Maturity of a Note not redeemed to less than $1,000.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 1106.  Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1108, if any,

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1108) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1107.  Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

     SECTION 1108.  Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to accrue original issue discount or cash interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accretion of original issue discount or accrued interest, if any, to the Redemption Date; provided, however, that accretion of original issue discount or installments of interest, if any, whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

     SECTION 1109.  Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.



                                 ARTICLE TWELVE

                                   [Reserved]


                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1301.  Company's Option to Effect Defeasance or Covenant
Defeasance.

     The Company may, at its option and at any time, effect defeasance of the Notes under Section 1302, or covenant defeasance of the Notes under Section 1303, in accordance with the terms of the Notes and in accordance with this Article.

     SECTION 1302.  Defeasance and Discharge.

     Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the Accreted Value of or the principal amount at Maturity of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to such Notes.

     SECTION 1303.  Covenant Defeasance.

     Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under
Section 802 and Sections 1005 through 1020 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash in United States dollars, or (B) U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of the Accreted Value or the principal amount at Maturity (including premium, if any) and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the Accreted Value of or the principal amount at Maturity of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity of such principal (and premium, if any) or installment of interest (or upon redemption, if applicable); provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to such Notes;

          (2) no Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) and (7) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or is bound;

          (4) in the case of an exercise under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since February 13, 1998, there has been a change in the applicable federal income tax law or interpretation of such federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (5) in the case of an exercise under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (6) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 90th day following the deposit or after the date such Opinion of Counsel is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

     SECTION 1305. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Sections 1304 and 1306 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of the Accreted Value or the principal amount at Maturity (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

     Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities (or other property and any proceeds therefrom) held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

     SECTION 1306.  Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Company makes any payment of Accreted Value or the principal of (or premium, if any) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                     DTI HOLDINGS, INC.


                                     By:    /s/ Richard D. Weinstein
                                        --------------------------------
                                         Name:  Richard D. Weinstein
                                         Title:  Chief Executive Officer


                                     THE BANK OF NEW YORK,


                                     Trustee



                                     By:  /s/ Robert A. Massimillo
                                        --------------------------------
                                         Authorized Signatory

                                                                       Exhibit A
                                 [FACE OF NOTE]

                               DTI HOLDINGS, INC.

                12 1/2% [Series B]** Senior Discount Note due 2008

                                                               CUSIP ___________

No. _______

     DTI HOLDINGS, INC., a Missouri corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of _____________ Dollars ($________), on March 1, 2008.

     The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:


Issue Date:                    February 23, 1998

Issue Price                    $524.21

Original issue discount under
Section 1273 of the Internal
Revenue Code (for each $1,000
principal amount):             $1,100.79

Yield to Maturity              12.94%

[Initial]*** Interest Rate:    12 1/2% per annum.

Interest Payment Dates:        March 1 and September 1 of each year commencing
                               September 1, 2003.

Regular Record Dates:          February 15 and August 15 of each year.


     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set

----------
** Include only for Exchange Notes

***Include only for Initial Notes
forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date: __________   DTI HOLDINGS, INC.


                   By: ___________________________
                   Name:   Richard D. Weinstein
                   Title:  Chief Executive Officer





               (Form of Trustee's Certificate of Authentication)




This is one of the Notes referred to in the within-mentioned Indenture.





Dated: __________         THE BANK OF NEW YORK, Trustee


                          By: ___________________________
                              Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                               DTI HOLDINGS, INC.

               12 1/2% [Series B]* Senior Discount Note due 2008




1. Principal and Interest.

     The Company shall pay the principal of this Note on March 1, 2008.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 12 1/2% per annum, except that additional interest accrued on this Note pursuant to the fourth paragraph of this Section 1 and pursuant to the Notes Registration Rights Agreement (as defined herein) will accrue at the rate or rates borne by the Notes from time to time as set forth in the Notes Registration Rights Agreement.

     Interest shall be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the February 15 or August 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 1, 2003.

     The Holder of this Note shall be entitled to the benefits of the Notes Registration Rights Agreement dated as of February 23, 1998, among the Company and the Purchasers named therein (the "Notes Registration Rights Agreement"). In the event that (a) the Exchange Offer Registration Statement (as such term is defined in the Notes Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 50th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement (as such term is defined in the Notes Registration Rights Agreement) has not been declared effective on or prior to the 180th calendar day following the date of original issue of the Notes, (c) the Exchange Offer (as such term is defined in the Notes Registration Rights Agreement) is not consummated or, if required, a Shelf Registration Statement (as such term is defined in the Notes Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 210th calendar day following the date of original issue of the Notes or (d) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable except in accordance with the Notes Registration Rights Agreement, the Company shall pay additional interest on the Notes (in addition to the interest otherwise due on

----------
*Include only for Exchange Notes
the Notes) in cash in arrears on each Interest Payment Date in an amount equal to one-half of one percent per annum of the principal amount of the Notes with respect to the first 90-day period following any of such events described in clauses (a) through (d) above, which rate shall be increased by an additional one-half of one percent per annum for each subsequent 90-day period until such Registration Default has been cured; provided that the aggregate increase in such annual interest rate shall in no event exceed one and one-half percent per annum for each subsequent 90-day period. Upon (w) the filing of the Exchange Offer Registration Statement after the 50-day period described in clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (b) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 210-day period described in clause (c) above or (z) the cure of any event described in clause (d) above, such additional interest rate borne by this Note from the date of such filing, effectiveness, consummation or cure, as the case may be, shall cease to accrue; provided, however, that, if after any such additional interest ceases to accrue, a different event specified in clause (a), (b), (c) or (d) above occurs, such additional interest rate may again be increased pursuant to the foregoing provisions.

     Interest on this Note shall accrete original issue discount at the rate of 12 1/2% per annum, compounded semiannually, to an aggregate principal amount of $506,000,000 by March 1, 2003, and shall bear cash interest at the rate of 12 1/2% per annum accruing from March 1, 2003, or from the most recent Interest Payment Date to which cash interest has been paid or duly provided for; provided that, if there is no existing default in the payment of interest and if this
Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.


2. Method of Payment.

     The Company shall pay interest (except defaulted interest) on the principal amount of the Notes on each March 1 and September 1 (commencing September 1, 2003) to the Persons who are Holders (as reflected in the Note Register at the close of business on the February 15 and August 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after March 1, 2008.

     The Company shall pay principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (and premium, if any) and interest by its check payable in immediately available funds. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3. Paying Agent and Registrar.

     Initially, the Trustee shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company and any Person authorized by the Company may act as Paying Agent, Note Registrar or co-Note Registrar.


4. Indenture; Limitations.

     The Company issued the Notes under an Indenture dated as of February 23, 1998 (the "Indenture"), among the Company and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are unsecured senior obligations of the Company. The Indenture limits the aggregate principal amount at maturity of the Notes to $506,000,000.

5. Redemption.

     The Notes shall be redeemable, at the option of the Company, as a whole or from time to time in part, at any time on or after March 1, 2003 on not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount at Maturity) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on a relevant Interest Payment Date):


                                               Redemption
                       Year                         Price
                       ----                    ----------
                       2003 .................      106.25%
                       2004 .................      104.17
                       2005 .................      102.08
                       2006 and thereafter ..      100.00


     At any time or from time to time on or prior to March 1, 2001, the Company may redeem within 60 days of one or more Public Equity Offerings up to 33 1/3% of the aggregate principal amount at Maturity of the originally issued Notes with the net proceeds of such offering at a redemption price equal to 112.5% of the Accreted Value (determined at the redemption date) of such principal amount at Maturity of Notes; provided that immediately after giving effect to any such redemption, at least 66 2/3% of the aggregate principal amount at Maturity of the originally issued Notes remain outstanding.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee will deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount at Maturity of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the redemption date, original issue discount, on or prior to March 1, 2003, and cash interest, after March 1, 2003, will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

6. Repurchase upon a Change in Control and Asset Sales.

     Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Notes at a purchase price of (i) 101% of the Accreted Value thereof as the date of purchase if such a date is on or before March 1, 2003 and (ii)

101% of the principal amount thereof, plus accrued and unpaid cash interest, if any, to the date of purchase if such date is after March 1, 2003. Upon the occurrence of certain Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a purchase price of (i) 100% of the Accreted Value thereof as the date of purchase if such date is on or before March 1, 2003 and (ii) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase if such date is after March 1, 2003.


7. Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


8. Persons Deemed Owners.

     A Holder may be treated as the owner of a Note for all purposes.


9. Unclaimed Money.

     If money for the payment of the Accreted Value or principal (and premium, if any) or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Maturity.

     If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Securities (or a combination thereof) sufficient to pay the then outstanding Accreted Value or the principal amount at Maturity (including premium, if any) and accrued interest, if any, on the Notes on the Stated Maturity (or upon redemption, if applicable), and complies with the other applicable conditions set forth in the Indenture, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, or from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.

     Subject to certain exceptions and conditions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at Maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.


12. Restrictive Covenants.

     The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness; (vii) disposition of proceeds of Asset Sales; (viii) dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) consolidation, merger and certain transfers of assets; and (x) investments in Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year and within 60 days after May 15 of each year, the Company must report to the Trustee on compliance with such limitations.


13. Successor Persons.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14. Remedies for Events of Default.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at Maturity of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15. Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


16. Authentication.

     This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


17. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to DTI Holdings, Inc., 11111 Dorsett Road, St. Louis, Missouri 63043, Attention: Chief Financial Officer.

                             [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

______________________________________________________________________________

______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                                ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]


     In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or the Resale Restriction Termination Date, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]


[   ] (a)  this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           or

[   ] (b)  this Note is being transferred other than in accordance with (a)
           above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.


Date:   ______________________     _________________________________________

                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee: ________________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:  ______________________     _________________________________________

                                   NOTICE:   To be executed by an
                                             executive officer

                        OPTION OF HOLDER TO ELECT PURCHASE



     If you wish to have this Note purchased by the Company pursuant to Section
1014 or Section 1015 of the Indenture, check the Box:  [     ].

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 1014 or Section 1015 of the Indenture, state the amount (in original principal amount) below:


     $_____________________.


Date: _____________________

Your Signature: ___________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.